UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/19/2008

GLOBAL CROSSING LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16201

Bermuda	980189783
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Wessex House, 45 Reid Steet
Hamilton, Bermuda
HM12
(Address of principal executive offices, including zip code)

441-296-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2008, John Kritzmacher accepted his appointment as executive vice president and chief financial officer of Global Crossing Limited (the "Company"). The appointment will become effective on October 1, 2008.

Mr. Kritzmacher, age 47, has served as chief operating officer of the Services Business Group at Alcatel-Lucent since 2007. He was chief financial officer of Lucent Technologies Inc. from 2006 until the merger of Lucent Technologies with Alcatel SA, now known as Alcatel-Lucent. He served in various other capacities during his ten-year tenure at Lucent Technologies, including senior vice president and corporate controller from 2001 to 2005, vice president, Lucent Planning and Business Analysis from 2000 to 2001, vice president, finance and general manager, Switching Solutions Group from 1997 to 2000, and business planning director from 1996 to 1997. Mr. Kritzmacher began his career at AT&T Bell Laboratories and, later, AT&T Network Systems.

Mr. Krtizmacher will receive an annual base salary of $495,000 and a target annual bonus opportunity equal to 65% of his base salary. His participation in the 2008 annual bonus program will not be prorated but rather will be targeted at the full-year payout level. In addition, he will receive: (i) a grant of 20,000 time-based restricted stock units ("RSUs") scheduled to vest on March 4, 2011 based on his continued employment through that date; (ii) a grant of 40,000 performance-based RSUs scheduled to vest on December 31, 2010 based on his continued employment through that date and the relative total shareholder return of the Company's common stock versus two indices (namely, the Nasdaq Telecom Index and S&P Small Cap Index, weighted equally); and (iii) a special one-time grant of 8,000 time-based RSUs scheduled to vest on the first anniversary of his employment start date based on continued employment through that date. He will also be eligible to participate in the 2009 long-term incentive equity grant program.

Mr. Kritzmacher has been approved as a participant in the Global Crossing Limited Key Management Protection Plan, which provides enhanced severance benefits for executive officers and certain other key employees of the Company. If Mr. Kritzmacher's employment is terminated by the Company (other than for cause or by reason of death or disability), or if he terminates employment for "good reason" (generally, an unfavorable change in employment status or compensation), the plan entitles him to receive (i) a lump sum payment equal to two times the sum of his annual base salary plus target bonus opportunity (reduced by any cash severance benefit otherwise paid to him under any applicable severance plan or severance arrangement), (ii) a prorated portion of the annual target bonus for the year in which the termination occurred, (iii) continuation of life and health insurance coverages for up to two years and (iv) payment for outplacement services in an amount not to exceed 30% of his base salary. The Global Crossing Limited Key Management Protection Plan was filed as Exhibit 10.4 to the Company's 2003 annual report on Form 10-K

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: September 23, 2008	By:	/s/ Mitchell C. Sussis
Mitchell C. Sussis
SVP, Secretary and Deputy General Counsel